SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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[  ] Definitive Proxy Statement
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Two Portland Square
Portland, ME  04112
(800) 423-2107

YOUR VOTE IS IMPORTANT!

WE NEED YOUR VOTE!

PLEASE VOTE YOUR SHARES TODAY.

May 9, 2008
Dear Valued Shareholder:

We need your vote today to resolve the proposal that is the subject of the postponed Special Meeting of Shareholders of the Winslow Green Growth Fund and the Winslow Green Solutions Fund.  You may recall that last month you received proxy materials asking for your vote on the Funds’ reorganization into a different Trust.  We explained that the main reason for the reorganization is for the Funds to make use of different, lower cost, third-party service providers.  Normally, changing third-party services providers would not require shareholder approval; however, because of the Funds’ structure, the Funds must obtain your approval to “reorganize” under a different Trust umbrella to benefit from the cost-savings available by the lower cost service providers.  (Your proxy materials provide much more information about the reorganization.)

We have had to adjourn the Special Meeting of Shareholders of the Funds to May 19, 2008 because we have not yet received the required votes.  You are receiving this letter because to date we have not received your vote and we need you to act on this matter today.

We would ask that you vote on this important matter today to ensure that your voice is heard.  Although the response thus far has been very favorable, not enough votes have been cast to meet the necessary legal requirements.

For the reasons set forth in the proxy materials previously delivered to you, the Board of Trustees of Forum Funds believes that the proposal is in the best interests of the shareholders and recommends that you vote FOR the proposal.

1.
To simplify the voting process, we offer you three convenient voting options. We encourage you to utilize one of the following easy options today to record your vote promptly:  Vote by Touch-Tone.  You may cast your vote by telephone by calling the toll-free number listed on the enclosed proxy card and following the simple instructions. Please have your proxy materials, including the control number on your proxy card, available.

2.
Vote via the Internet.  You may cast your vote using the internet by logging onto the internet address located on the enclosed proxy card and following the instructions on the website.  Please have your proxy materials, including the control number on your proxy card, available.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.

If you have any questions regarding the proposal or voting process, or would like to obtain additional copies of the materials, do not hesitate to call our proxy solicitor, D.F. King & Co., Inc., whom you may also receive a call from, toll-free at (800) 423-2107.

YOUR VOTE IS VERY IMPORTANT.

PLEASE VOTE YOUR SHARES TODAY.